UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 17, 2026 (June 16, 2026)

Stellus Private Credit BDC

(Exact name of registrant as specified in its charter)

Delaware	000-56378	87-6878660
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification Number)

4400 Post Oak Parkway, Suite 2200
Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 292-5400

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Stellus Private Credit BDC (the “Company”) held a Special Meeting of Shareholders on June 16, 2026 (the “Special Meeting”). At the Special Meeting, the Company submitted one proposal to the vote of the shareholders, which is described in detail in the Company’s proxy statement dated April 16, 2026. As of April 15, 2026, the record date for the Special Meeting, 12,973,271 common shares of beneficial interest were eligible to be voted.

On June 16, 2026, the proposals were submitted to the vote of the shareholders. Of the shares eligible to be voted, 10,314,546 were voted in person or by proxy in connection with the proposals.

The proposal submitted to a vote of the shareholders of the Company at the Special Meeting was approved as follows:

Proposal 1: Approval of the New Investment Advisory Agreement

The proposal to approve a new investment advisory agreement between the Company and Stellus Private BDC Advisor, LLC was approved. The following votes were taken in connection with this proposal:

	Votes For	Votes Against	Abstentions
All Shareholders	10,314,546	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Stellus Private Credit bdc

Date: June 17, 2026	By:	/s/ W. Todd Huskinson
		Name:	W. Todd Huskinson
		Title:	Chief Financial Officer